Exhibit 99.1

Interstate Bakeries Announces Delayed Annual Report on Form 10-K Filing

Kansas City, MO – August 11, 2004

Interstate Bakeries Corporation (NYSE — IBC), the nation’s largest baker and distributor of fresh baked bread and sweet goods, today announced that it will delay the filing of its annual report on Form 10-K for the fiscal year ended May 29, 2004 with the Securities and Exchange Commission pending completion of the Company’s financial statements and the issuance by the Company’s independent auditors of the report thereon. The Company will file a Notification of Late Filing with the Securities and Exchange Commission to extend the Company’s deadline to file such annual report on Form 10-K up to 15 calendar days.

As previously announced, the Audit Committee of the Company’s Board of Directors has completed an investigation, conducted by the Audit Committee’s independent counsel, into the Company’s manner for setting its workers’ compensation and other reserves. This investigation was commenced following the Company’s announcement on June 3, 2004 that the Company increased its reserve for workers’ compensation during fiscal 2004 with a charge to pre-tax income of approximately $40,000,000. As a result of the Audit Committee’s investigation, the Company has concluded that this charge relates to the second quarter of fiscal 2004. This was based on a determination that the Company had received sufficient information from its outside insurance advisors in November 2003 to warrant attributing the $40,000,000 increase to the second quarter, which ended on November 15, 2003. The Audit Committee’s investigation did not indicate the need for any adjustments to the Company’s other reserves.

As a result of the investigation and the need to restate the Company’s second and third quarter of fiscal 2004 financial statements, the Company has been delayed in completing its financial statements to be included in its annual report on Form 10-K for the fiscal year ended May 29, 2004.

The Company intends to file its annual report on Form 10-K for fiscal 2004 as soon as practicable, but in any event within the 15 day extension period permitted under the rules of the Securities and Exchange Commission and within the time period permitted under the Company’s senior secured credit facility. The Company is determined to complete the process as promptly as possible without compromising the accuracy or thoroughness of its filings. The Company’s ability to file such report on Form 10-K is subject to receipt of the report on the Company’s financial statements from the Company’s independent auditors.

Interstate Bakeries Corporation is the nation’s largest wholesale baker and distributor of fresh baked bread and sweet goods, under various national brand names, including Wonder, Hostess, Dolly Madison, Merita and Drake’s. The Company, with 55 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:
Ron Hutchison
Executive Vice President and Chief Financial Officer
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4000

For all news media queries, please contact:
Mark D. Dirkes
Senior Vice President — Corporate Marketing
(816) 502-4000

Forward-Looking Statements

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements relating to, among other things: net loss, net sales and restructuring charges. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, the independent audit of the consolidated financial statements for the year ended May 29, 2004, or reviews of the restated condensed consolidated financial statements for the quarters ended November 15, 2003 and March 6, 2004; the results of a Securities and Exchange Commission investigation concerning the Company’s financial statements following the Company’s announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company’s manner of setting its workers’ compensation and other reserves; the delayed filing with the Securities and Exchange Commission of our annual report on Form 10-K for the fiscal year ended May 29, 2004; the availability of capital on acceptable terms; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.